Execution Copy

Exhibit 10.1

AMENDMENT NO. 2 TO CREDIT AGREEMENT

This Amendment No. 2 (this “Amendment”) to the Credit Agreement, dated as of February 7, 2006 (as amended, restated, supplemented or otherwise modified, the “Credit Agreement”), and entered into by and among RATHGIBSON, INC., a Delaware corporation (“Borrower”); RGCH HOLDINGS CORP., a Delaware corporation (“Holdings”), as one of the guarantors; GREENVILLE TUBE COMPANY, a Delaware corporation (“Greenville Tube”), as one of the guarantors; the financial institutions who are or hereafter become parties to the Credit Agreement as Lenders (as hereinafter defined) and GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation (in its individual capacity “GE Capital”), as agent (in such capacity, the “Agent”), is dated as of June 15, 2007 and entered into by and among Borrower, the other Credit Parties signatory hereto, the Lenders signatory hereto and Agent.

R E C I T A L S:

WHEREAS, Borrower has advised Agent and Lenders that RGCH Holdings LLC, a Delaware limited liability company, has entered into that certain Stock Purchase Agreement, dated as of April 28, 2007 (the “Purchase Agreement”) with RG Tube Holdings LLC, a Delaware limited liability company (“RG Tube Holdings”), pursuant to which, among other things, RG Tube Holdings will acquire all of the stock of Holdings for total consideration of approximately $440,700,000, subject to certain adjustments specified therein (the “Acquisition”); and

WHEREAS, upon the consummation of the Acquisition, Principals and Related Parties of Principals will cease to own and control more than fifty percent (50%) of each class of the Capital Stock of Holdings, resulting in a Change of Control (as such terms are defined in the Credit Agreement); and

WHEREAS, under Section 6.1(n) of the Credit Agreement, such Change of Control will constitute an Event of Default; and

WHEREAS, Borrower has requested Lenders to increase the Revolving Loan Commitment (as defined in the Credit Agreement) to $80,000,000; and

WHEREAS, Lenders have agreed subject to the terms and conditions of this Amendment and the Credit Agreement to increase by $20,000,000 the Revolving Loan Commitment (the “Revolving Loan Commitment Increase”), the proceeds of which may be used by the Borrower to pay a dividend, in the amount of up to $12,000,000, to Holdings and by Holdings, with the proceeds thereof, to facilitate payment of the consideration for the Acquisition and related fees and expenses in connection therewith (collectively, the “Acquisition Dividend”); and

WHEREAS, Borrower has advised Agent and Lenders that Holdings intends to enter into a Credit Agreement (the “Term Loan Credit Agreement”) with the lenders party thereto and Credit Suisse, as administrative agent for such lenders, providing for loans in an aggregate principal amount equal to $115,000,000 (the “Term Loan Debt”), the proceeds of which will be used by Holdings, together with newly contributed equity and loans under the Revolving Loan Commitment, to pay the Acquisition Dividend.

WHEREAS, Borrower has requested that the Requisite Lenders consent to the Acquisition, the payment of the Acquisition Dividend, the incurrence by Holdings of the Term Loan Debt and agree to amend the Credit Agreement and certain of the other Loan Documents as set forth below; and

WHEREAS, Agent and the Lenders whose signatures appear below are willing to agree to such requests and enter into this Amendment upon the terms and conditions provided herein.

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, and subject to the terms and conditions hereof the Credit Parties, the Lenders whose signatures appear below and Agent agree as follows:

Section 1.

DEFINITIONS

1.1

Defined Terms.  Unless otherwise provided all capitalized terms used herein shall have the meanings ascribed thereto in the Credit Agreement.

1.2.

Additional Defined Terms.  The capitalized terms set forth in Section 2.2(a) below shall have the meanings when used herein as set forth therein.

Section 2.

CONSENT AND AMENDMENT

2.1

Consent.  Subject to the satisfaction of the conditions set forth in Section 3, Agent and Requisite Lenders hereby consent to the Acquisition, the payment of the Acquisition Dividend, the incurrence by Holdings of the Term Loan Debt and waive any Default or Event of Default arising from the consummation of the Acquisition, including any Change of Control occurring as a result thereof.

2.2

Amendments.  Subject to the satisfaction of the conditions set forth in Section 3, the Credit Agreement and certain of the other Loan Documents are amended as follows:

(a)

The following terms are added to Annex A to the Credit Agreement in their appropriate alphabetical places:

“Acquisition Dividend” has the meaning set forth in the recitals to Amendment No. 2.

“Amendment No. 2” means Amendment No. 2, dated as of June 15, 2007, to this Agreement.

“Amendment No. 2 Effective Date” means June 15, 2007.

“New Fee Letter” means the fee letter, dated as of June 15, 2007, between Borrower and GE Capital.

“Senior Notes Indenture” means the Indenture, dated as of February 7, 2006, between Borrower and The Bank of New York, as trustee.

“Term Loan Credit Agreement” has the meaning set forth in the recitals to Amendment No. 2.

“Term Loan Debt” has the meaning set forth in the recitals to Amendment No. 2.

“Term Loan Documents” means the Term Loan Credit Agreement and any promissory notes issued thereunder.

(b)

The definition of “Consolidated Cash Flow” in Annex A to the Credit Agreement is amended by amending and restating clause (f) thereof in its entirety as follows:  “any management fees (x) paid or accrued by Borrower to the Sponsor or any of its respective Affiliates in such period pursuant to the terms of the Management Agreement as in effect on the Amendment No. 2 Effective Date, or (y) paid or accrued by Borrower to the Sponsor or any of its respective Affiliates in such period and prior to the Amendment No. 2 Effective Date, to Castle Harlan, Inc or any of its Affiliates pursuant to the management services agreement as in effect prior to the Amendment No. 2 Effective Date, or (z) paid or accrued by Borrower to the Sponsor or any of its respective Affiliates in such period and prior to the Closing Date, to Liberty Partners or any of its Affiliates pursuant to the management services agreement as in effect prior to Closing Date, in each case, to the extent that any such management fees were deducted in computing such Consolidated Net Income; plus”.

(c)

The definition of “Management Agreement” in Annex A to the Credit Agreement is amended and restated in its entirety as follows: ““Management Agreement” means that certain Advisory Agreement, dated as of June 15, 2007, between RG Tube Holdings LLC and DLJ Merchant Banking, Inc.”

(d)

The definition of “Permitted Holders” in Annex A to the Credit Agreement is deleted in its entirety.

(e)

The definition of “Principals” in Annex A to the Credit Agreement is amended and restated in its entirety as follows:  ““Principals” means the Sponsor and its Affiliates.”

(f)

The definition of “Revolving Loan Commitment” in Annex A to the Credit Agreement is amended by replacing the text “Sixty Million Dollars ($60,000,000) on the Amendment No. 1 Effective Date” appearing therein with the text “Eighty Million Dollars ($80,000,000) on the Amendment No. 2 Effective Date”.

(g)

The definition of “Sponsor” in Annex A to the Credit Agreement is amended and restated in its entirety as follows: ““Sponsor” means DLJ Merchant Banking, Inc.”

(h)

Section 1.1(a)(i) of the Credit Agreement is amended by replacing the term “Amendment No. 1 Effective Date” with the term “Amendment No. 2 Effective Date” throughout the last sentence thereof.

(i)

Section 1.3(a) of the Credit Agreement is amended by inserting the phrase “together with the New Fee Letter, collectively,” before the phrase “the GE Capital Fee Letter” appearing in the parenthetical therein.

(j)

Section 2.8(c) of the Credit Agreement is amended by inserting the phrase: “; provided, however, that this clause (ii) shall not apply to RathGibson Australia Pty. Ltd. until the total assets of RathGibson Australia Pty. Ltd. as shown on its balance sheet exceed $25,000 in the aggregate, and the Credit Parties shall comply with the requirements of this clause (ii) within fifteen (15) days of such time” immediately following the text “65%, of the Stock of such Subsidiary to secure the Obligations” appearing therein.

(k)

Section 3.1(b)(vi) of the Credit Agreement is amended by replacing the phrase “(xviii)” appearing therein with the phrase “(xvii)”.

(l)

Section 3.1(b)(x) of the Credit Agreement is amended by inserting the phrase “(other than the Term Loan Debt)” immediately after the first appearance of the word “Indebtedness” in such Section.

(m)

Section 3.1(b) of the Credit Agreement is amended by (i) deleting the word “and” appearing at the end of clause (xvi) thereof; (ii) replacing the period at the end of clause (xvii) thereof with the text “; and”; and (iii) adding the following new clause (xviii) immediately following clause (xvii) thereof: “(xviii) by Holdings with respect to the Term Loan Debt”.

(n)

Section 3.2(b) of the Credit Agreement is amended by replacing the word “or” appearing immediately before “(D)” therein with “,” and adding the following immediately before the phrase “, and (ii)”: “or (E) under Section 3.1(b)(xviii) on terms no more restrictive to Holdings than those contained in the Senior Notes Indenture on the Amendment No. 2 Effective Date”.

(o)

Section 3.2(c) of the Credit Agreement is amended by inserting the phrase “or the Term Loan Documents” immediately following the phrase “(other than the Loan Documents” appearing therein.

(p)

Section 3.5(b) of the Credit Agreement is amended by (i) deleting the word “and” appearing at the end of clause (xiv) thereof; (ii) replacing the text “as in effect on the Closing Date” appearing in clause (xv) with the text “as in effect on the Amendment No. 2 Effective Date”; (iii) replacing the period at the end of clause (xv) thereof with the text “; and”; and (iv) adding the following new clause (xvi) immediately following clause (xv) thereof: “(xvi) Borrower from paying on the Amendment No. 2 Effective Date to Holdings or Holdings from paying, with the proceeds thereof, to RGCH Holdings LLC, the Acquisition Dividend.”

(q)

Section 3.8(f) of the Credit Agreement is amended by replacing the word “omitted” appearing therein with the phrase “the Management Agreement, as in effect on the Amendment No. 2 Effective Date”.

(r)

Section 3.10 of the Credit Agreement is amended by inserting the phrase “or Section 3.1(b)(xviii) ” immediately after the phrase “permitted by Section 3.1(b)(iii) ” appearing therein.

(s)

Section 5.11 of the Credit Agreement is amended by adding the following text immediately following the text “(and to pay any related transaction expenses),” appearing therein: “the payment of the Acquisition Dividend,”.

(t)

Section 9.3 of the Credit Agreement is amended by replacing the notice address set forth therein for Holdings and the notice address set forth therein for copies of notices to the Borrower with the following:

If to Holdings:

RGCH Holdings Corp.
c/o RathGibson, Inc.
2505 Foster Avenue
Janesville, Wisconsin 53547
Attention: Chief Executive Officer

With copies, in the case of Borrower, to:

DLJ Merchant Banking, Inc.
11 Madison Avenue
New York, New York 10010
Attention: Edward Johnson and Brian Zaumeyer

Fax No.: (212) 935-7458

and

Willkie Farr & Gallagher LLP
787 Seventh Avenue
New York, New York 10019
ATTN: Cornelius T. Finnegan, III
Fax No.: (212) 728-8111

(u)

Annex B to the Credit Agreement is amended and restated in its entirety as follows:

Lender	Revolving Loan Commitment (including a Swing Line Commitment of $5,000,000)
General Electric Capital Corporation	$80,000,000

(v)

The Credit Agreement is further amended by adding as Exhibit 1.1(a)(i)(c) the Exhibit attached hereto as Exhibit A.

Section 3.

CONDITIONS TO EFFECTIVENESS

The consent provided in Section 2.1 and the amendments contained in Section 2.2 shall become effective on the date (the “Effective Date”) that the following conditions have been satisfied in full or waived by the Requisite Lenders:

(a)

Agent shall have received one or more counterparts of (i) this Amendment No. 2 executed and delivered by the Credit Parties, the Requisite Lenders (including the Lenders who are listed in Annex B set forth in Section 2.2 hereof with an increased Revolving Loan Commitment) and Agent, and (ii) an amendment and restatement, each in the form of Exhibit A, of each Revolving Note held by a Lender whose commitment is being increased hereunder, each dated the Amendment No. 2 Effective Date and executed by the maker of such Revolving Note.

(b)

Agent shall have received duly executed copies of (i) the Purchase Agreement and all other material related agreements and instruments, certified as correct and complete by Borrower, and all opinions, certificates and other documents reasonably requested by Agent and all required regulatory and third party approvals (collectively, the “Acquisition Documents”) and (ii) the Term Loan Documents, in the case of clauses (i), (ii) and (iii), in form and substance reasonably satisfactory to Agent.

(c)

All material conditions to the closing of the Acquisition shall have been satisfied and, the Acquisition shall have been consummated in accordance with the Acquisition Documents without waiver or amendment, other than any material conditions or waivers and amendments that do not materially and adversely affect the interest of the Lenders.

(d)

Agent shall have received evidence satisfactory to it that the “Notice of Change in Control and Offer to Purchase”, dated May 3, 2007, shall have been made by RG Tube Holdings and that the making of such offer complies with Section 4.15(c) of the Senior Notes Indenture and has relieved Borrower of making a “Change of Control Offer” (as such term is defined in the Senior Notes Indenture).

(e)

There shall be no continuing Default or Event of Default and the representations and warranties of the Credit Parties contained in the Loan Documents, as amended by this Amendment No. 2, shall be true and correct in all material respects as of the Effective Date or such other specific date as of which any such representation or warranty is by its terms made.

(f)

Since January 31, 2007 and after giving effect to the Acquisition and the funding of the Revolving Loan Commitment Increase, no event or condition shall have occurred which could reasonably be expected to have a Material Adverse Effect.

(g)

GE Capital shall have received the fees set forth in the New Fee Letter.

Section 4.

LIMITATION ON SCOPE

Except as expressly amended hereby, the Loan Documents shall remain in full force and effect in accordance with their respective terms.  The consent and amendments set forth herein shall be limited precisely as provided for herein and shall not be deemed to be waivers of, amendments of, consents to or modifications of any term or provision of the Loan Documents or any other document or instrument referred to therein or of any transaction or further or future action on the part of any Credit Party requiring the consent of Agent or Lenders except to the extent specifically provided for herein.  Agent and Lenders have not and shall not be deemed to have waived any of their respective rights and remedies against any Credit Party for any existing or future Defaults or Events of Default.

Section 5.

MISCELLANEOUS

(a)

Each Credit Party hereby represents and warrants as follows:

(i)

this Amendment No. 2 has been duly authorized and executed by such Credit Party and the Credit Agreement, as amended by this Amendment No. 2 is the legal, valid and binding obligation of such Credit Party, enforceable in accordance with its terms, except as (1) such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the rights of creditors in general and (2) the availability of equitable remedies may be limited by equitable principles of general applicability; and

(ii)

Such Credit Party repeats and restates the representations and warranties of such Credit Party contained in the Credit Agreement as of the Effective Date, except to the extent such representations and warranties relate to a specific date; provided that references to the “Credit Agreement” or “this Agreement” in such representations and warranties shall be deemed to be references to the Credit Agreement as amended pursuant to this Amendment No. 2.

(b)

This Amendment No. 2 is being delivered in the State of New York.

(c)

Each Credit Party hereby ratifies and confirms that the Credit Agreement as amended hereby remains in full force and effect.

(d)

Each Credit Party agrees that all Loan Documents, as amended hereby or otherwise amended in connection herewith, remain in full force and effect notwithstanding the execution and delivery of this Amendment No. 2 and that nothing contained in this Amendment No. 2 shall constitute a defense to the enforcement of any Loan Document.

(e)

This Amendment No. 2 may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all of which counterparts together shall constitute but one and the same instrument.

(f)

All references in the Loan Documents to the “Credit Agreement” and in the Credit Agreement to “this Agreement,” “hereof,” “herein” or the like shall mean and refer to the Credit Agreement as amended by this Amendment No. 2 (as well as by all subsequent amendments, restatements, modifications and supplements thereto).

(g)

This Amendment is a “Loan Document” and each of the following provisions of the Credit Agreement is hereby incorporated herein by this reference with the same effect as though set forth in its entirety herein, mutatis mutandis, and as if “this Agreement” in any such provision read “this Amendment No. 2”: Section 9.6 (Severability), Section 9.9 (Applicable Law), Section 9.14 (Consent to Jurisdiction) and Section 9.15 (Waiver of Jury Trial).

[Signature page is next page]

Execution Copy

Witness the due execution hereof by the respective duly authorized officers of the undersigned of this Amendment No. 2 to the Credit Agreement as of the date first written above.

RATHGIBSON, INC.

By: /s/ Harley B. Kaplan

Name:  Harley B. Kaplan

Title: President and Chief Executive Officer

RGCH HOLDINGS CORP.

By:  /s/ Harley B. Kaplan

Name:  Harley B. Kaplan

Title:  Chief Executive Officer

GREENVILLE TUBE COMPANY

By:  /s/ Harley B. Kaplan

Name:   Harley B. Kaplan

Title: President and Chief Executive Officer

GENERAL ELECTRIC CAPITAL CORPORATION,
as Agent, L/C Issuer, and Lender

By:  /s/ Geoffrey K. Hall

Name:  Geoffrey K. Hall

Title:  Duly Authorized Signatory

Amendment No. 2 to Credit Agreement

Execution Copy

CONSENT AND REAFFIRMATION

The undersigned (each, a “Guarantor”) hereby (i) acknowledges receipt of a copy of the foregoing Amendment No. 2; (ii) consents to Borrower’s execution and delivery thereof and approves and consents to the transactions contemplated thereby; (iii) agrees to be bound thereby; and (iv) affirms that nothing contained therein shall modify or diminish in any respect whatsoever its obligations under its Guaranty and the other Loan Documents to which it is a party and reaffirms that such Guaranty is and shall continue to remain in full force and effect.  This acknowledgement by such Guarantor is made and delivered to induce Agent and Lenders to enter into Amendment No. 2, and such Guarantor acknowledges that Agent and Lenders would not enter into Amendment No. 2 in the absence of the acknowledgements contained herein.  Although such Guarantor has been informed of the matters set forth herein and has acknowledged and agreed to same, such Guarantor understands that Agent and Lenders have no obligation to inform such Guarantor of such matters in the future or to seek such Guarantor’s acknowledgment or agreement to future amendments or waivers, and nothing herein shall create such a duty.  Capitalized terms used herein without definition shall have the meanings given to such terms in the Amendment No. 2 to which this Consent is attached or in the Credit Agreement referred to therein, as applicable.

IN WITNESS WHEREOF, the undersigned has executed this Consent and Reaffirmation on and as of the date of Amendment No. 2.

RGCH HOLDINGS CORP.

By:  /s/ Harley B. Kaplan

Name:  Harley B. Kaplan

Title:  Chief Executive Officer

GREENVILLE TUBE COMPANY

By:  /s/ Harley B. Kaplan

Name:  Harley B. Kaplan

Title: President and Chief Executive Officer

Consent and Reaffirmation